Exhibit 10.3

fIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This first AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of August 11, 2026 (the “Effective Date”), by and between Todd Fagan (the “Executive”) and Q/C Technologies, Inc., a Delaware corporation (the “Company”), for the purpose of amending that certain Employment Agreement, dated as of March 16, 2026 by and between the Executive and the Company (the “Employment Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

WHEREAS, Article V.G of the Employment Agreement provides that the Employment Agreement may be amended, modified, or waived only with the prior written consent of the Company and the Executive; and

WHEREAS, the parties mutually desire to modify certain provisions that would otherwise apply to Employee’s title pursuant to the Employment Agreement.

NOW, THEREFORE, pursuant to Article V.G of the Employment Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	All references to “Controller” in the Recitals and Article I.A of the Employment Agreement are hereby replaced with “Chief Financial Officer”.

2.	The Employment Agreement, except as modified by this Amendment, shall remain in full force and effect.

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Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the Effective Date.

EXECUTIVE:

/s/ Todd Fagan
Todd Fagan

THE COMPANY:

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Executive Chairman